UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2008, the Board of Directors of the Federal Home Loan Bank of Indianapolis (Bank) elected Paul D. Borja, Executive Vice President and Chief Financial Officer of Flagstar Bank, Troy, Michigan, to fill the unexpired director term of Mark A. Hoppe, who had been elected by the Michigan shareholders to a term ending December 31, 2010. Mr. Hoppe became ineligible to serve as a director of the Bank when he ceased being an officer of a member institution. See our Current Report on Form 8-K filed on January 3, 2008 for more information about Mr. Hoppe’s loss of eligibility.

Also on February 19, 2008, the Federal Housing Finance Board announced the appointment of Elliot A. Spoon, Esq. to one of the two open appointed director positions on the Bank’s board, for a term ending December 31, 2010. Mr. Spoon is Of Counsel with Jaffe, Raitt, Heuer & Weiss, PC, a law firm in Detroit, Michigan, and also is a Professor at Michigan State University DCL College of Law.

Board committee assignments for Mr. Borja and Mr. Spoon have not yet been made but it is anticipated that such appointments will be made at the Bank’s next board meeting in March 2008. A copy of the press release issued by the Bank regarding Mr. Borja’s election and Mr. Spoon’s appointment is included as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Press Release, dated February 22, 2008, issued by the Federal Home Loan Bank of Indianapolis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President and Chief Executive Officer

By:	/s/ PAUL J. WEAVER
Paul J. Weaver
Senior Vice President – Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Federal Home Loan Bank of Indianapolis, dated February 22, 2008

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